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                                  EXHIBIT (21)


Tecumseh Products Company Report on
Form 10-K for the period ended December 31, 1997

Subsidiaries of the Company

         The following is a list of subsidiaries of the Company as of December 31, 1997 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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                                                                                   State or Country
         Name                                                                       of Organization
         MP Pumps, Inc.                                                                 Michigan
         Ottawa Machine & Tool Co.                                                      Michigan
         Tecumseh do Brasil, Ltd.                                                       Brazil
                  Tec Kold International Company, Ltd.                                  Lichteinstein
                           SICOM Europe Srl                                             Italy
         Tecumseh Products Company of Canada, Ltd.                                      Canada
         Tecumseh Products Company, Engine & Transmission
            Group, Dunlap Operations, Inc.                                              Tennessee
         Douglas Products, Inc.                                                         Georgia
         Tecumseh France S.A.                                                           France
                  Tecumseh Europe S.A.                                                  France
                           Societe Des Moteurs Electriques
                              de Normandie S.A.                                         France
                            Societe Immobiliere De Construction
                              de La Verpilliere                                         France
                  Tecumseh Services EURL                                                France
         Tecumseh Products Company, International
            Division, Inc. (FSC)                                                        Virgin Islands
         Tecumseh Europa, S.p.A.                                                        Italy
                  Society T.I.G.E.R.                                                    France
                  Tecumseh Deutschland GmbH                                             Germany
                  Tecumseh U.K. Limited                                                 United Kingdom
         Little Giant Pump Co.                                                          Oklahoma
         Trenton Division, Inc.                                                         Tennessee
         Vitrus, Inc.                                                                   Rhode Island
         Tecumseh Products India, Ltd.                                                  India
         Tecumseh India Private, Ltd.                                                   India
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